UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2006

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

The information called for by this Item 1.01 is incorporated herein by reference to Item 5.02 of this report.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 23, 2006, the Registrant promoted P. Cody Phipps to the position of President, United Stationers Supply as described herein. Mr. Phipps joined the Registrant in August 2003 and since that time has held the position of Senior Vice President, Operations. The compensation described below was previously approved by the Human Resources Committee of the Board of Directors of the Registrant, contingent and effective upon Mr. Phipps’ promotion. Effective October 23, 2006, Mr. Phipps’ annual base salary was increased from $313,500 to $430,000 and his bonus target was increased from 50% to 65% of his annual base salary for purposes of the Company’s Amended and Restated Management Incentive Plan.

Effective October 23, 2006, Mr. Phipps was also granted a restricted stock award of 4,350 shares of the Registrant’s common stock, which will vest on the three-year anniversary of the date of grant provided that Mr. Phipps is employed by the Registrant on such date. This award is subject to such other terms as are reflected in the Company’s Restricted Stock Award Agreement, the form of which has been described in and filed as an exhibit to the Company’s prior SEC filings.

Mr. Phipps is a party to an Executive Employment Agreement with the Company, the form of which has been described in, and filed as an exhibit to, the Company’s prior SEC filings and has been amended to reflect his new title.

A Press Release announcing the election of Mr. Phipps to President, United Stationers Supply is attached as Exhibit 99 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

The following exhibit is filed herewith:

99              Press Release, dated October 23, 2006, electing P. Cody Phipps to President, United Stationers Supply.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.

Date: October 25, 2006	/s/ Eric A. Blanchard
Senior Vice President, General Counsel and Secretary

UNITED STATIONERS INC.
EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
DATED OCTOBER 23, 2006

Exhibit No.	Description	Method of Filing

99	Press Release, dated October 23, 2006, electing P. Cody Phipps to President, United Stationers Supply	Included herewith